EXHIBIT 10.1

                              WEINER'S STORES, INC.

                            1997 STOCK INCENTIVE PLAN


         1.   PURPOSE.

              The Weiner's Stores, Inc. 1997 Stock Incentive Plan (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as key employees and non-employee directors of Weiner's Stores, Inc. (the "Company") and of any subsidiary corporation now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $.01 per share, of the Company ("Common Stock"). Furthermore, the Plan is intended to assist in aligning the interests of the Company's key employees and non-employee directors to those of its stockholders.

         2.   ADMINISTRATION.

              (a) The Plan shall be administered by a committee or subcommittee (the "Committee") appointed by the Board of Directors of the Company (the "Board") from among its members. Unless the Board determines otherwise, the Committee shall be comprised solely of not less than two members who each shall qualify as (i) a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Awards (as defined in Section 4 below) granted hereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

              (b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Committee.

         3.   PARTICIPANTS.

              Participants shall consist of such key employees and non-employee directors of the Company and any of its subsidiaries as the Committee in its sole discretion determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or


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amount of Award as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Awards.

         4.   TYPES OF AWARDS.

              Awards under the Plan may be granted in any one or a combination of (i) Stock Options or (ii) Stock Awards, (each as described below, and collectively, the "Awards"). Awards shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

         5. COMMON STOCK AVAILABLE UNDER THE PLAN.

              The aggregate number of shares of Common Stock that may be subject to Awards, including Stock Options, granted under this Plan shall be 1,400,000 shares of Common Stock, which may be authorized and unissued or treasury shares, subject to any adjustments made in accordance with Section 9 hereof. The maximum number of shares of Common Stock with respect to which Stock Awards may be granted under the Plan during the term of the Plan shall not exceed 400,000 shares. The maximum number of shares of Common Stock with respect to which Awards may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 750,000 shares, provided, however, that the maximum number of shares of Common Stock with respect to which Stock Options may be granted to an individual participant under the Plan during the term of the Plan shall not exceed 500,000 shares (in each case, subject to adjustments made in accordance with Section 9 hereof). Any shares of Common Stock subject to an Award which for any reason is cancelled, terminated without having been exercised, forfeited, or delivered to the Company as part of full payment for the exercise of a Stock Option shall again be available for Awards under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Awards and shall not apply for purposes of determining the maximum number of shares of Common Stock subject to Awards (including the maximum number of shares of Common Stock subject to Stock Options) that any individual participant may receive.

         6.   STOCK OPTIONS.

              (a) IN GENERAL. Stock Options shall consist of awards from the Company that will enable the holder to purchase a specific number of shares of Common Stock, at set terms and at a fixed purchase price. Stock Options may be
(i) "incentive stock options" ("Incentive Stock Options"), within the meaning of
Section 422 of the Code, or (ii) Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee shall have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time. In addition, each Stock Option shall be subject to the following limitations set forth in this Section 6.

              (b) EXERCISE PRICE. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine on the date of grant; provided, however, that the per-share exercise price shall not be less than 100 percent of the Fair Market Value (as defined in Section 12 below) of the Common Stock on the date the Stock Option is granted.

              (c) PAYMENT OF EXERCISE PRICE. The Stock Option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the

                                     Exhibit 10.1 - Page 2


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Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate; provided, however, that with respect to Incentive Stock Options, all such discretionary determinations by the Committee shall be made at the time of grant and specified in the Stock Option agreement.

              (d) EXERCISE PERIOD. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than 10 years after the date it is granted. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such Stock Option agreement on the date of grant.

              (e) LIMITATIONS ON INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to participants who are key employees of the Company or any of its subsidiaries on the date of grant. The aggregate market value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options (under all option plans of the Company) are exercisable for the first time by a participant during any calendar year shall not exceed $100,000. For purposes of the preceding sentence, (i) Incentive Stock Options shall be taken into account in the order in which they are granted and (ii) Incentive Stock Options granted before 1987 shall not be taken into account. Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10 percent of the total combined voting power of all outstanding classes of stock of the Company or any of its subsidiaries, unless the option price is fixed at not less than 110 percent of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of 5 years from the date of grant of such option. In addition, no Incentive Stock Option shall be issued to a participant in tandem with a Nonqualified Stock Option.

              (f) SECTION 162(M) OF THE CODE. All Stock Options granted under this Section 6, and the compensation attributable to such Stock Options, are intended to (i) qualify as Performance-Based Awards (as described in Section 8 below) or (ii) be exempt from the deduction limitation imposed by Section 162(m) of the Code.

              (g) INITIAL GRANTS OF STOCK OPTIONS. During the 90-day period following the effective date of the plan of reorganization ("POR") with respect to the Company's reorganization (the "Reorganization Emergence Date"), and provided that such POR has been confirmed by the applicable United States Bankruptcy Court ("Bankruptcy Court") pursuant to Section 1129 of Title 11 of the United States Code and that the clerk of the Bankruptcy Court has entered an order confirming such POR, the Committee shall grant a Stock Option to each individual who, on the date of grant, holds the position listed on Schedule A. Each Stock Option granted under this Section 6(g) shall be subject to the following terms and conditions:

                  (1) the total number of shares underlying each Stock Option shall be the number of shares set forth on Schedule A;

                  (2) the exercise price of each Stock Option shall be the Fair Market Value of the Common Stock on the date of grant of such Stock Option;

                  (3) each Stock Option shall terminate on the 10th anniversary of the date of grant of such Stock Option;
                                     Exhibit 10.1 - Page 3


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                  (4)      33-1/3 percent of each Stock Option shall become
                           exercisable on each of the first three anniversaries of the date of grant of such Stock Option; provided, however, that the portion of the Stock Option granted to the Company's Chief Executive Officer that is not exercisable as of January 15, 1999 shall immediately become exercisable on January 15, 1999; and

                  (5) in the event of a change in control of the Company (as defined on Schedule C), all Stock Options granted under this Section 6(g) to those individuals listed on Schedule C shall become fully exercisable as of the date of the change in control of the Company.

In addition, each Stock Option granted under this Section 6(g) shall be subject to such other terms and conditions consistent with the Plan, including Section 11 below, as the Committee, in its sole discretion, may impose.

         7.   STOCK AWARDS.

              (a) IN GENERAL. The Committee may, in its discretion, grant Stock Awards (which may include discretionary or mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor as additional compensation for services to the Company. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, and the right of the Company to reacquire such shares for no consideration upon termination of the participant's employment within specified periods. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Stock Award and/or that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award agreement shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock, including the right to receive dividends and to vote the shares.

              (b) SECTION 162(M) OF THE CODE. Certain Stock Awards granted under this Section 7, and the compensation attributable to such Stock Awards, are intended to (i) qualify as Performance-Based Awards (as described in Section 8 below) or (ii) be exempt from the deduction limitation imposed by Section 162(m) of the Code.

              (c) INITIAL STOCK AWARDS. On or about the Reorganization Emergence Date, the Committee shall grant a Stock Award to each individual who, on the date of grant, holds the position listed on Schedule B. The number of shares underlying each Stock Award granted under this Section 7(c) is set forth on Schedule B. Each Stock Award granted under this Section 7(c) shall be subject to the following terms and conditions:

                  (1) the total number of shares underlying each Stock Award shall be the number of shares set forth on Schedule B;

                  (2) 100 percent of each Stock Award shall become transferable on January 15, 2000; provided, however, that 100 percent of the Stock Award granted to the Company's Chief Executive Officer shall become transferable on January 15, 1999; and

                  (3) in the event of a change in control of the Company (as defined on Schedule C), all Stock Awards granted under this Section 7(c) to those individuals listed on Schedule C shall become fully transferable as of the date of the change in control of the Company.

In addition, each Stock Award granted under this Section 7(c) shall be subject to such other terms and conditions consistent with the Plan, including Section 11 below, as the Committee, in its sole discretion, may impose.

                                     Exhibit 10.1 - Page 4


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         8.   PERFORMANCE-BASED AWARDS.

              Certain Awards granted under the Plan may be granted in a manner such that the Awards qualify for the performance-based compensation exemption of
Section 162(m) of the Code ("Performance-Based Awards"). Unless otherwise exempt from the deduction limitation imposed by Section 162(m) of the Code, all Stock Options granted under the Plan are intended to qualify as Performance-Based Awards. With respect to Stock Awards that are intended to qualify as Performance-Based Awards, the Committee, in its sole discretion, shall determine that the granting or vesting (or both) of such Performance-Based Awards will be based on one or more of the following factors: net sales; pre-tax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders' equity; return on assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Common Stock or any other publicly traded securities of the Company; market share; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; and/or reductions in costs. In addition, with respect to Stock Awards that are intended to qualify as Performance-Based Awards, (i) the Committee shall establish in writing (x) the objective performance-based goals applicable to a given period and (y) the individual employees or class of employees to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25 percent of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. In addition, with respect to Stock Awards intended to qualify as Performance- Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

         9.   ADJUSTMENT PROVISIONS.

              If there shall be any change in the Common Stock, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option such that each such Stock Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option had such Stock Option been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Awards, the exercise price applicable to outstanding Awards, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, (i) any adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of
Section 422 of the Code.

                                     Exhibit 10.1 - Page 5


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         10.  TRANSFERABILITY.

              Each Award granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right on the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option shall pass by will or the laws of descent and distribution.

         11.  OTHER PROVISIONS.

              Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the Award granted to any other participant) as the Committee determines on the date of grant to be appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options (to be authorized, in the case of Incentive Stock Options, at the time of grant), to assist the participant in financing the acquisition of Common Stock (to be authorized, in the case of Incentive Stock Options, at the time of grant), for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Award, for the acceleration of exercisability or vesting of Awards in the event of a change in control of the Company, for the payment of the value of Awards to participants in the event of a change in control of the Company, or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment in addition to those specifically provided for under the Plan.

         12.  FAIR MARKET VALUE.

              For purposes of this Plan and any Awards granted hereunder, Fair Market Value shall be (i) the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or other market system or (ii) if the Common Stock is not readily tradeable, the amount determined in good faith by the Board as the fair market value of the Common Stock.

         13.  WITHHOLDING.

              All payments or distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Award consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at rates required by statute or regulation.

         14.  TENURE.

              A participant's right, if any, to continue to serve the Company as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

         15.  UNFUNDED PLAN.


                                     Exhibit 10.1 - Page 6


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              Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

         16.  NO FRACTIONAL SHARES.

              No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, or Awards, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         17.  DURATION, AMENDMENT AND TERMINATION.

              No Award shall be granted more than 10 years after the Effective Date (as defined below); provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the participant or such other persons as may then have an interest therein. Also, by mutual agreement between the Company and a participant hereunder, under this Plan or under any other present or future plan of the Company, Awards may be granted to such participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under this Plan, or any other present or future plan of the Company. The Board may amend the Plan from time to time or suspend or terminate the Plan at any time; provided, however, that no action authorized by this Section 17 shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant's consent. No amendment of the Plan shall, without approval of the stockholders of the Company, (i) increase the total number of shares which may be issued under the Plan, (ii) increase the maximum number of shares with respect to Stock Options and Stock Awards that may be granted to any individual under the Plan, (iii) modify the requirements as to eligibility for Awards under the Plan, or (iv) disqualify any Incentive Stock Options granted hereunder.

         18.  GOVERNING LAW.

              This Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

         19.  EFFECTIVE DATE.

              (a) The Plan shall be effective as of the date on which the Plan is adopted by the Board (the "Effective Date"); provided, however, that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months before or after the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive Awards hereunder. The Committee shall not grant any Awards under the Plan until the later of (i) the Reorganization Emergence Date or (ii) the date the shareholders approve the Plan.

              (b) This Plan shall terminate on the tenth anniversary of the Effective Date (unless sooner terminated by the Board).

                                     Exhibit 10.1 - Page 7


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                                   SCHEDULE A





                                Number of Shares
                        Underlying Initial Stock Options
             (Incentive Stock Options + Nonqualified Stock Options)
             ------------------------------------------------------

Chief Executive Officer                                  250,000
Chief Financial Officer                                  125,000
Vice President, General Merchandising Manager            125,000
Vice President, Marketing & Sales Promotion               75,000
Vice President, Stores                                    75,000
[others]                                                 250,000

                                     Exhibit 10.1 - Page 8


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                                   SCHEDULE B





                                           Number of Shares
                                   Underlying Initial Stock Awards
                                   -------------------------------

Chief Executive Officer                                  160,000
Chief Financial Officer                                   80,000
Vice President, General Merchandising Manager             80,000
Vice President, Marketing & Sales Promotion               40,000
Vice President, Stores                                    40,000

                                     Exhibit 10.1 - Page 9


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                                   SCHEDULE C



Herbert R. Douglas -- whether a "change in control" of the Company has occurred shall be determined by applying the corresponding provision in Mr. Douglas's employment agreement that determines whether a change in control of the Company has occurred.




Raymond J. Miller, Jerome L. Feller, James Berens, and Joseph Kassa -- a
"change in control" of the Company shall occur when any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act) becomes a "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange Act) of more than 50 percent of the Voting Stock of the Company, except as may otherwise be provided for in a confirmed plan of reorganization; "Voting Stock" shall mean capital stock of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation.

                                    Exhibit 10.1 - Page 10